CHURCHILL DOWNS INCORPORATED NON-EMPLOYEE DIRECTOR RESTRICTED SHARE UNIT AGREEMENT THIS RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) is made as of the ___ day of _____, 20__ by and between _______________ (“Participant”), who resides at ________________, and Churchill Downs Incorporated (the “Company”), a Kentucky corporation with its principal place of business at 600 North Hurstbourne Parkway, Suite 400, Louisville, KY 40222, pursuant to the provisions of the Churchill Downs Incorporated 2025 Omnibus Stock and Incentive Plan (the “Plan”). Capitalized terms not defined herein shall have the meanings specified in the Plan. WITNESSETH: WHEREAS, the Board has determined that part of the annual retainer compensation for the service of non-employee members of the Board (“Director”) shall be deferred and paid at the conclusion of the Director’s service in the form of Common Stock of the Company, no par value (“Common Stock”); WHEREAS, on February 18, 2025, the Board adopted the Plan, which was approved by the shareholders of the Company at the 2025 Annual Meeting of Shareholders on April 22, 2025; WHEREAS, the Plan provides for the granting of Restricted Share Units, in accordance with the terms and provisions thereof; WHEREAS, Participant is a non-employee Director who the Committee considers to be a person eligible for grants of Restricted Share Units under the Plan and has determined that it would be in the best interest of the Company to grant the Participant the Restricted Share Units documented herein. NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Grant of Restricted Share Units. In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby grants to Participant on the date first above written Restricted Share Units (the “Units”), calculated using the closing share price as of the date of the most recent Annual Meeting of Shareholders, whereby the Company shall issue or transfer shares of Common Stock to Participant in the future, in consideration for services to be performed by Participant as a Director, subject to the fulfillment during the deferral period of such terms, conditions and restrictions contained in this Agreement. The number of Units granted to Participant pursuant to this Agreement shall be ___, being equivalent to that number of whole shares, and a fraction thereof, of Common Stock the value of which as of the date of the most recent Annual Meeting of Shareholders equals _____________________ ($________).

2 2. Restricted Share Unit Account. Restricted Share Units represent hypothetical shares of Common Stock, and not actual shares. The Company shall establish and maintain a Restricted Share Unit account (“Unit Account”), as a bookkeeping account on its records, for the Participant and shall record in such account the number of Units granted to Participant. No shares of Common Stock shall be issued to Participant at the time any grant is made, and the Participant shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Units recorded in the Unit Account. Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Unit Account established for Participant. 3. Adjustments in Units. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or any successor or replacement accounting standard) that causes the per share value of the Common Stock to change, such as a share dividend, share split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the terms of each outstanding Unit shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. 4. Dividend Equivalents. Participant’s Unit Account referred to in Section 2 shall be credited with additional Units equivalent to the value of any dividends declared and paid on Common Stock (“Dividend Equivalents”) determined as if the Units credited to the Participant’s Unit Account were an equivalent number of shares of Common Stock, with the number of additional Units to be credited determined by the number of whole shares, and a fraction thereof, of Common Stock having a value on the date such dividend is declared equal to such dividend amount. 5. Vesting. The Units granted on the date of this Agreement, and any Units granted hereafter, shall be subject to forfeiture until the Units vest. The units shall vest in full upon the earlier of (i) the twelve (12) month anniversary of the date of this Agreement and (ii) the day immediately preceding the annual meeting of shareholders of the Company next occurring after the date of this Agreement, provided that Participant is a Director on such date, or upon an earlier Change in Control, death or Disability. For purposes of this Agreement, “Disability” means that Participant becomes “disabled” within the meaning of Section 409A(a)(2)(C) of the Code or any successor provision and the applicable regulations thereunder. Any Dividend Equivalents credited with respect to such Units shall vest at the same time as such Units vest. 6. Forfeiture of Unvested Restricted Units. If Participant ceases to serve as a Director of the Company for any reason, any Units (including Dividend Equivalents) that shall not have vested in accordance with Section 5 shall automatically terminate and be forfeited to the Company without payment of any consideration by the Company, and neither Participant nor any heir, personal representative, successor or assign of Participant shall have any right, title or interest in or to such forfeited Units.

3 7. Payment of Unit Account. Subject to Participant’s valid election to defer receipt and settlement of vested Units, at such time as Participant ceases to serve as a Director of the Company, or upon an earlier Change in Control that constitutes a “change in control event” within the meaning of Section 409A of the Code, the Company shall issue to Participant, within thirty (30) days thereafter, one share of Common Stock for each vested Unit credited to Participant’s Unit Account. The issuance of Common Stock to Participant pursuant to this Agreement is subject to all applicable foreign, federal, state, local and other taxes. Notwithstanding any provision of this Agreement to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, if Participant is a “specified employee” (as defined in said Section 409A) on his or her date of “separation from service” (as defined in said Section 409A), any distribution may not be made earlier than the date which is six (6) months after the date of Participant’s separation from service (or, if earlier, the date of death of Participant), and any amount to be so delayed shall be paid on the earlier of the first business day following the expiration of such six (6) month period or as soon as practical following Participant’s death. 8. Nature of Grant. In accepting the Units, Participant acknowledges that: (i) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated at any time, unless otherwise provided in this Agreement; (ii) the grant of the Units does not create any contractual or other right to receive future grants of Restricted Share Units, or benefits in lieu of Restricted Share Units, even if Restricted Share Units have been granted repeatedly in the past; (iii) all decisions with respect to future Restricted Share Unit grants, if any, will be at the sole discretion of the Committee; (iv) Participant is voluntarily entering into this Agreement; and (v) the value of Units acquired upon vesting may increase or decrease in value, and no claim or entitlement to compensation or damages shall arise from termination of Units or from any diminution in value of the Units. 9. No Shareholder Rights. Neither Participant, nor any person entitled to receive payment in the event of Participant’s death, shall have any of the rights and privileges of a shareholder of the Company unless and until certificates (or alternatively, where applicable and permitted by applicable law and the rules of an applicable stock exchange, book entries) for Common Stock have been issued to Participant (or recorded in book entry form). 10. Restrictions. The Units, and all rights with respect to such Units, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Units, the Units and all rights hereunder shall immediately become null and void. 11. Investment Representation. If the shares of Common Stock acquired upon vesting of the Units under this Agreement are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statements, the Participant, if the Committee shall reasonably deem it advisable, may be required to represent and agree in writing (i) that any Shares acquired by the Participant under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that the Participant has acquired such Shares for his own account and not with a view to the distribution thereof.

4 12. Compliance with Applicable Law. The rights of the Participant and the obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver certificates for shares of Common Stock before (i) the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and (ii) the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determines to be necessary or advisable. The Company agrees to use its best efforts to procure any such listing, registration or qualification. 13. Withholding Requirements. The Company shall have the right to (i) withhold from sums due to Participant, (ii) require Participant to remit to the Company, or (iii) retain shares of Common Stock otherwise deliverable to Participant in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such shares of Common Stock to Participant. 14. Effect Upon Position as a Director. Nothing contained in this Agreement shall confer upon Participant the right to continue in his or her position as a Director or affect any right that the Company may have to remove Participant as a Director. 15. Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement. 16. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee upon any questions arising under this Agreement. 17. Notices. Notices shall be deemed delivered if delivered personally or three days after being deposited in the United States mail to the Company in care of its Secretary at its executive offices at 600 North Hurstbourne Parkway, Suite 400, Louisville, KY 40222, and to Participant at the current address shown on the payroll records of the Company, or at such other address as either party may hereafter designate in writing to the other. 18. Severability. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement. 19. Incorporation of Plan. The Units are granted pursuant to the terms of the Plan and this Agreement, and the Units shall in all respects be interpreted in accordance with the Plan and this Agreement. 20. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky. Participant consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of

5 or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument. 21. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior written or contemporaneous oral agreements related thereto. 22. Compliance With Section 409A of the Code. The Units are intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly. [Remainder of page intentionally left blank]

6 IN WITNESS WHEREOF, the Company and Participant have executed and delivered this Agreement as of the date first above written. CHURCHILL DOWNS INCORPORATED By: Title: PARTICIPANT: By: [INSERT NAME]